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                                                                    Exhibit 23.1
                                                                    ------------



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-44563, 33-64662, 33-97950, 333-10235, 333-35719 and 333-27483,
and Forms S-8 No. 33-36488, 33-39972, 33-45597, 33-47202, 33-47203, 33-64698,
33-80882, 33-95152, 33-95114, 333-10651, 333-10653, 333-38811, 333-38813, and
333-38815) of our report dated March 8, 1999, with respect to the consolidated financial statements of Gensia Sicor Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                /s/ ERNST & YOUNG LLP


San Diego, California
March 25, 1999